                                                                   EXHIBIT 10.02

                          [LETTERHEAD OF EXCITE@HOME]

                                 April 18, 2001

Ms. Patti Hart
147 Patricia Drive
Atherton, CA  94027

Dear Patti:

        On behalf of the Board of Directors of At Home Corporation, doing business as Excite@Home (the "Company"), I am pleased to offer you the position of Chief Executive Officer of the Company on the terms set forth below.

        1. Position. You will be employed by the Company as its Chief Executive
           --------
Officer effective commencing on April 21, 2001 (the "Commencement Date") and continuing thereafter until termination pursuant to Section 6 below. You will have overall responsibility for the management of the Company and will report directly to its Board of Directors. During your term of employment, you will also be appointed to the Board of Directors and you will be appointed as Chairman of the Board no later than May 2, 2001. Although you will be expected to devote your full working time and attention to the business of the Company, we recognize and agree that you are currently serving on the Board of Directors of Plantronics, Inc. and Korn Ferry International and that you may continue to serve on such Boards. You will not render services to any other business without the prior approval of the Board of Directors or, directly or indirectly, engage or participate in any business that is competitive in any manner with the business of the Company. You will also be expected to comply with and be bound by the Company's operating policies, procedures and practices that are from time to time in effect during the term of your employment.

        2. Cash Compensation. The details of your cash compensation are as
           -----------------
follows:

           (a) Base Salary. Your annual base salary will be $550,000 payable in
               -----------
accordance with the Company's normal payroll practices with such payroll deductions and withholdings as are required by law. Your base salary will be reviewed on an annual basis by the Compensation Committee of the Board of Directors and may be increased from time to time in the discretion of the Compensation Committee of the Board of Directors. (Your initial annual base salary, together with any increases thereto from time to time, shall be referred to herein as the "Base Salary.")

           (b) Bonus Compensation.
               -------------------

               (i) You will be eligible to receive a target annual bonus of 75% of your Base Salary payable under the Company's Executive Incentive Plan ("EIP") subject to satisfaction of performance objectives agreed to by you and the Company. The terms of the EIP (including performance measures) other than your target bonus percentage are subject to modification from year to year by the Board of Directors. (The initial target annual bonus amount for which you are eligible, together with any increases thereto from time to time, shall be referred to herein as the "Target Bonus.")

               (ii) You will be eligible to receive an additional bonus of $1,000,000 (less withholdings as required by law) which shall be paid: $300,000 on August 15, 2001; $350,000 on April 21, 2002; $350,000 on August 15, 2002
(each an "Additional Bonus Payment Date") provided that you are employed on the applicable Additional Bonus Payment Date. Notwithstanding the foregoing, any unpaid portion of the additional bonus will be accelerated and paid in full in the event of your Termination Without Cause or Resignation for Good Reason (both as defined in Section 6 below); provided that if such Termination Without Cause or Resignation for Good Reason occurs following a Change in Control that occurs within twelve months of the Commencement Date (as defined in Section 7), no unpaid portion of the additional bonus, other than the initial $300,000 payment payable on August 15, 2001, will be paid. To secure the additional bonus, the Company will provide you with one or more irrevocable standby letters of credit, issued between April 23 and May 18, 2001, in an amount equal to One Million Dollars ($1,000,0000.00), payable on the dates specified above, with a reputable bank, and having such other terms and conditions as are satisfactory to you, including, but not limited to, an expiry date of no sooner than November 15, 2002. The letters of credit shall be provided by the Company as security for the additional bonus and you will retain all rights and full recourse against the Company if you are not paid the appropriate amount of the additional bonus under the letters of credit. In the event that satisfactory letters of credit are not provided to you by May 18, 2001, the full amount ($1,000,000.00) of the additional bonus shall become immediately due and payable to you from the Company on May 19, 2001.

        3. Vacation. During the first two years of employment, you will be
           --------
eligible for three weeks of vacation annually, increasing to four weeks in years three through four of employment and to five weeks in year five of employment.

        4. Other Benefits. You will be eligible for the normal health insurance,
           --------------
401(k), employee stock purchase plan and other benefits offered to all Company senior executives of similar rank and status.

        5. Stock Options. On the Commencement Date, the Compensation Committee
           -------------
of the Board of Directors will grant you a stock option (the "Option") to purchase 1,350,000 shares of the Company's Series A Common Stock at an exercise price equal to such stock's closing price on April 20, 2001.

           (a) The Option will vest and become exercisable over a four year period as follows: 337,500 of the shares subject to the Option will vest and become exercisable on the Commencement Date and the remaining 1,012,500 shares subject to the Option will vest and become exercisable in 36 equal monthly installments with the first monthly installment vesting on April 16, 2002, and each subsequent installment vesting on the 16th of each month thereafter. Additional terms of the Option, consistent with the terms of this letter, will be set forth in your Stock Option Agreement and in the Company's Equity Incentive Plan.

           (b) Notwithstanding any other provision of this Section 5 to the contrary, upon your Resignation for Good Reason or Termination Without Cause (both as defined in Section 6 below), a portion of the unvested shares subject to the Option will immediately vest as provided in Section 8 below.

           (c) The Company will register the shares issuable under the Option on a Form S-8 registration statement and will keep such registration statement in effect for the entire period the Option remains outstanding.

        6. Employment and Termination. Your employment with the Company will be
           --------------------------
at-will and may be terminated by you or by the Company at any time for any reason as follows:

           (a) You may resign your employment upon written notice to the Board of Directors within 120 days following the occurrence of a "Good Reason," as defined below (a "Resignation for Good Reason");

           (b) You may resign your employment upon written notice to the Board of Directors at any time for any reason in your discretion Without Good Reason ("Resignation Without Good Reason");

           (c) The Company may terminate your employment upon written notice to you at any time following a determination by two-thirds (2/3) vote of the entire Board of Directors that there is "Cause," as defined below, for such termination ("Termination for Cause");

           (d) The Company may terminate your employment upon written notice to you at any time in the sole discretion of the Board of Directors without a determination that there is Cause for such termination ("Termination Without Cause");

           (e) Your employment will automatically terminate upon your death ("Termination for Death");

           (f) The Company may terminate your employment upon written notice to you at any time following a determination by two-thirds (2/3) vote of the entire Board of Directors that you have a Disability ("Termination for Disability"); provided that "Disability" shall mean your complete inability to perform your job responsibilities for a period of 180 consecutive days or 180 days in the aggregate in any 12-month period.

        7. Definitions. As used in this agreement, the following terms have the
           -----------
following meanings:

           (a) "Good Reason" means the occurrence of any of the following conditions without your written consent: (i) your no longer being the Chief Executive Officer of the Company; (ii) your not being nominated and elected to the Company's Board of Directors; (iii) assignment or change of responsibilities or duties that constitutes a material, adverse change in the responsibilities or duties that you had prior to such assignment or change; (iv) a reduction in your Base Salary or Target Bonus; (v) a material breach by the Company of any of the terms of this agreement, including but not limited to the failure by the Company to require a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume expressly and agree to perform the Company's obligations under this agreement, as if no such succession had taken place; or (vi) the Company's requiring a change of your office location by more than 35 miles from the office location where you were employed immediately preceding any such change. A resignation for any other reason will be a "Resignation Without Good Reason."

           (b) "Cause" means (i) a good faith determination by the Board of Directors that you willfully failed to follow the lawful written directions of the Board of Directors; provided that no Termination for Cause shall occur unless you have been provided with the Company's notice of intent to terminate your employment for Cause and have had at least 30 days to cure or correct your behavior, and the Board of Directors has determined that you failed to cure or correct such behavior; (ii) engagement in gross misconduct which is materially detrimental to the Company; provided that no Termination for Cause shall occur unless you have been provided with the Company's notice of intent to terminate your employment for Cause and have had at least 30 days to cure or correct your behavior, and the Board of Directors has determined that you failed to cure or correct such behavior; (iii) willful and repeated failure or refusal to comply in any material respect with the Company's Invention Assignment and Confidentiality Agreement, the Company's insider trading policy, or any other reasonable policy of the Company where non-compliance would be materially detrimental to the Company; provided that no Termination for Cause shall occur unless you have been provided with the Company's notice of intent to terminate your employment for Cause and have had at least 30 days to cure or correct your behavior, and the Board of Directors has determined that you failed to cure or correct such behavior; or (iv) commission of an unlawful or criminal act (serious in nature) which the Board of Directors reasonably believes would reflect adversely on the Company. A termination of your employment by the Company for any other reason, except Disability, or in any other circumstances will be a "Termination Without Cause."

           (c) "Change in Control" means (i) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then outstanding securities; provided that you acknowledge that AT&T Corporation ("AT&T") currently holds in excess of 50% of the aggregate voting power of the Company's outstanding securities, and that this provision shall apply with respect to an acquisition of equity ownership by AT&T only if AT&T increases its equity ownership percentage such that (x) the shares of the Company (or its successor) are no longer publicly traded or (y) AT&T's ownership of the Company's common stock equals or exceeds 81% of all outstanding shares of the Company's common stock; (ii) the Company is a party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after the merger or consolidation, (iii) a sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction, or series of related transaction having a similar effect); provided that no sale or disposition of assets will be considered individually or in the aggregate a sale of substantially all of the Company's assets as long as the Company remains in the active business of providing internet access services over the cable television infrastructure, (iv) a liquidation or dissolution of the Company, or (v) there occurs a change in the composition of the Board of Directors of the Company within a two year period following the Commencement Date, as a result of which fewer than a majority of the directors were Incumbent Directors (as defined below). "Incumbent Director" shall mean a director who either (1) is a director of the Company as of the Commencement Date, or (2) is elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but in the case of clause (2) was not elected or nominated as a result of an actual or threatened proxy contest relating to the election of directors of the Company.

        8. Separation Benefits. Upon termination of your employment with the
           -------------------
Company for any reason, you will receive payment for all unpaid salary and vacation accrued to the date of your termination of employment and any additional bonus otherwise payable pursuant to Section 3(b)(ii) above, and your benefits will be continued under the Company's then existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law. Under certain circumstances, subject to your execution of the termination and general release agreement, attached hereto as Exhibit A, you will also be entitled to receive severance benefits as set forth
---------
below. The termination and general release agreement contains provisions specifying that you will not compete with the Company while you are receiving any severance payments or insurance benefits, nor will you solicit employees of the Company for a period of one year after termination of your employment, that neither you nor the Company will disparage the other party, and that neither party will have claims that survive that agreement.

           (a) In the event of your Resignation Without Good Reason or Termination for Cause, you will not be entitled to any cash severance payments or additional vesting of shares of options.

           (b) In the event of your Resignation for Good Reason or Termination Without Cause, you will be entitled to (i) a severance payment equal to one year of your Base Salary plus 100% of your Target Bonus, payable over twelve months in accordance with the Company's normal payroll practices (less withholdings as are required by law); (ii) accelerated vesting of 50% of the unvested shares of your Option, with all vested shares of your Option exercisable for a period of 90 days from such termination; and (iii) one year of medical, life and disability insurance benefits with the same coverage and at the same cost as those provided to you immediately before your Resignation for Good Reason or Termination Without Cause or until you become covered by comparable coverage from another employer, whichever occurs sooner.

           (c) In the event of your Termination Without Cause or Resignation for Good Reason within twelve months following a Change in Control, as long as you do not resign for ninety (90) days after the closing of the Change of Control, then you may resign your employment for Good Reason after the expiration of such ninety (90) day period and prior to the expiration of twelve months and you will be provided the following: (i) twelve monthly payments, each of which will be equal to the sum of two years of your Base Salary plus 100% of your Target Bonus divided by twelve; the first such payment will be made thirty days after the Termination Date and each subsequent payment will be made each month thereafter; (ii) accelerated vesting of 100% of the unvested shares of your Option, with all shares of your Option exercisable for a period of 90 days from such termination; and (iii) two years of medical, life and disability insurance benefits with the same coverage and at the same cost as those provided to you immediately before your Resignation for Good Reason or Termination Without Cause or until you become covered by comparable coverage from another employer, whichever occurs sooner. Alternatively, if there is a Change of Control and you are not offered in writing the position of, or appointed as, Chief Executive Officer of the surviving entity, or its parent where the surviving entity is a subsidiary, prior to or upon the closing of the Change of Control, as long as you do not resign for ninety (90) days after the closing of the Change of Control, then you may resign your employment for any reason after the expiration of such ninety
(90) day period and prior to the expiration of six months and you will receive the severance benefits described in this subparagraph (c).

           (d) If all or any portion of the amounts payable to you under this
Section 8 are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (or similar state tax and/or assessment), the Company shall pay you an amount necessary to place you in the same after-tax position as you would have been in had no such excise tax been imposed. The amount payable pursuant to the preceding sentence shall be increased to the extent necessary to pay income and excise taxes due on such amount. The determination of the amount of any such additional amount shall initially be made by the independent accounting firm then employed by the Company. If at a later date it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction or otherwise) that the amount of excise taxes payable by you is greater than the amount initially so determined, then the Company (or its successor) shall pay you an amount equal to the sum of (1) such additional excise taxes, (2) any interest, fines and penalties resulting from such underpayment, plus (3) an amount necessary to reimburse you for any income, excise or other taxes payable by you with respect to the amounts specified in
(1) and (2) above, including any income, excise or other taxes payable with respect to such amounts, and the reimbursement provided by this clause.

           (e) No payments due you hereunder shall be subject to mitigation or offset.

        9.  Indemnification Agreement. Upon your commencement of employment with
            -------------------------
the Company, the Company will enter into its standard form of indemnification agreement for officers and directors, a copy of which is attached to this letter as Exhibit B, to indemnify you against certain liabilities you may incur as an
   ---------
officer or director of the Company.

        10. Assignment Agreement. Upon your commencement of employment with the
            --------------------
Company, you will be required to sign its standard form of Invention Assignment and Confidentiality Agreement, a copy of which is attached to this letter as Exhibit C.
---------

        11. Nonsolicitation. During the term of your employment with the Company
            ---------------
and for one year thereafter, you will not, on behalf of yourself or any third party, solicit or attempt to induce any employee of the Company to terminate his or her employment with the Company.

        12. Arbitration. The parties agree that any dispute regarding the
            -----------
interpretation or enforcement of this agreement shall be decided by confidential, final and binding arbitration conducted by Judicial Arbitration and Mediation Services ("JAMS") under the then existing JAMS rules rather than by litigation in court, trial by jury, administrative proceeding or in any other forum. The filing fees and arbitrator's fees and costs in such arbitration will be borne by the Company. The parties will be entitled to reasonable discovery of essential matters as determined by the arbitrator. In the arbitration, the parties will be entitled to all remedies that would have been available if the matter were litigated in a court of law.

        13. Miscellaneous.
            -------------

            (a) Authority to Enter into Agreement. The Company represents that
                ---------------------------------
its Chairman of the Board has due authority to execute and deliver this agreement on behalf of the Company.

            (b) Absence of Conflicts. You represent that upon the Commencement
                --------------------
Date your performance of your duties under this agreement will not breach any other agreement as to which you are a party.

            (c) Attorneys Fees. The Company will reimburse you for up to $10,000
                --------------
for attorney expenses incurred by you in connection with your acceptance of the terms of this agreement. If a legal action or other proceeding is brought for enforcement of this agreement because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred, both before and after judgment, in addition to any other relief to which they may be entitled.

            (d) Successors. This agreement is binding on and may be enforced by
                ----------
the Company and its successors and assigns and is binding on and may be enforced by you and your heirs and legal representatives. Any successor to the Company or substantially all of its business (whether by purchase, merger, consolidation or otherwise) will in advance assume in writing and be bound by all of the Company' obligations under this agreement.

            (e) Notices. Notices under this agreement must be in writing and
                -------
will be deemed to have been given when personally delivered or two days after mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to you will be addressed to you at the home address which you have most recently communicated to the Company in writing. Notices to the Company will be addressed to its General Counsel at the Company' corporate headquarters.

            (f) Waiver. No provision of this agreement will be modified or
                ------
waived except in writing signed by you and an officer of the Company duly authorized by its Board of Directors. No waiver by either party of any breach of this agreement by the other party will be considered a waiver of any other breach of this agreement.

            (g) Entire Agreement. This agreement, including the attached
                ----------------
exhibits, represents the entire agreement between us concerning the subject matter of your employment by the Company.

            (h) Governing Law. This agreement will be governed by the laws of
                -------------
the State of California without reference to conflict of laws provisions.

         Patti, we are very pleased to extend this offer of employment to you and look forward to your joining the Company as its Chief Executive Officer. This offer of employment is effective through _____, 2001, after which it will expire. Please indicate your acceptance of the terms of this agreement by signing in the place indicated below.

                                                      Very truly yours,


                                                      /s/
                                                      --------------------------
                                                      [name]
                                                      Excite@Home



Accepted April 16, 2001:


/s/ Patti Hart
-------------------------------------
Patti Hart

                                   EXHIBIT A

                           GENERAL RELEASE OF CLAIMS

         THIS GENERAL RELEASE OF CLAIMS ("Release") is between Employee ("Employee") and At Home Corporation, doing business as Excite@Home ("Excite@Home"), a Delaware corporation.

           (i)  Payment of Separation Benefits. I understand that my employment
                ------------------------------
with Excite@Home (the "Company") has terminated. The Company has agreed that if I choose to sign this Release on or after my last day of employment, the Company will pay me Separation Benefits (the "Separation Benefits") set forth in my Employment Agreement dated , 2001 (the "Employment Agreement"). I understand that I am not entitled to these Separation Benefits unless I sign this Release. I understand that in addition to the Separation Benefits and regardless of whether I sign this Release, the Company will pay me all of my accrued salary and vacation earned through my date of termination.

           (ii) Release.
                -------

           a. Employee and Excite@Home, on behalf of themselves and their respective heirs, executors, successors and assigns, hereby fully and forever release each other and their respective heirs, executors, successors, agents, officers and directors, from and agree not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that either of them may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time prior to and including the date of Employee's termination of employment (collectively, the "Released Matters"), including without limitation,

                (i) any and all claims relating to or arising from Employee' employment relationship with Excite@Home and the termination of that relationship;

                (ii) any and all claims relating to, or arising from, Employee' right to purchase, or actual purchase of, shares of stock of Excite@Home, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                (iii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intention interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion.

                (iv) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, and the California Fair Employment and Housing Act, and Labor Code section 201, et. seq.;

                (v) any and all claims for violation of the federal, or any state, constitution;

                (vi) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

                (vii)  any and all claims for attorneys' fees and costs; and

                (viii) any and all claims either Excite@Home or Employee may have against the other for any acts by either occurring at any time prior to the execution of this Release.

Each of the parties agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the parties to fully and completely release all claims whatsoever in any way relating to the Employee' employment with Excite@Home and to the termination of such employment. This Release does not extend to, and does not result in, a waiver or release of any of the following: a) any claim by Employee for workers' compensation or unemployment benefits; b) Employee's rights to indemnity under the Indemnity Agreement signed by the parties, as well as under Labor Code section 2802; c) Employee's rights to her vested stock options under any and all stock option grants made to her by the Company; and d) all rights and benefits to which Employee is entitled under the Employment Agreement.

            b. Employee represents that Employee has no lawsuits, claims or actions pending in Employee' name, or on behalf of any other person or entity, against Excite@Home or any other person or entity referred to herein. Employee also represents that Employee does not intend to bring any claims on Employee' own behalf against Excite@Home or any other person or entity referred to herein.

            c. Employee and Excite@Home acknowledge that they have been advised by legal counsel and are familiar with Section 1542 of the Civil Code of the State of California, which states:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Excite@Home and Employee each expressly waives any right or benefit which they have or may have under Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Delaware. The parties acknowledge that in the future they may discover claims or facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Release, and that each of Employee and Excite@Home intends to fully, finally, and forever settle all of the Released matters in exchange for the Separation Benefits. This release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

            (iii)  Acknowledgment of Waiver of Claims under ADEA. Employee
                   ---------------------------------------------
acknowledges that Employee is waiving and releasing any rights Employee' may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and Excite@Home agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Release, Employee acknowledges that the consideration given for this Release in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that:

                a. Employee should consult with an attorney prior to executing this Release;

                b. Employee has had at least twenty-one (21) days within which to consider this Release, although Employee may accept the terms of this Release at any time within those 21 days;

                c. Employee has seven (7) days following the execution of this Release by the parties to revoke this Release; and

                d. This Release will not be effective until the revocation period has expired.

                (iv)   Indemnity and Employee Invention Agreement. Employee and
                       ------------------------------------------
Company agree that all rights and obligations of the parties under the Indemnity Agreement between the parties and under the Employee Invention Assignment and Confidentiality Agreement will continue in effect.

                (v)    Voluntary Execution of Release. This Release is executed
                       ------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

                a.     they have read this Release;

                b. they have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                c. they understand the terms and consequences of this Release and of the releases it contains;

                d. they are fully aware of the legal and binding effect of this Release.

EMPLOYEE HAS CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT, BY SIGNING THIS RELEASE, EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST EXCITE@HOME EXCEPT AS SET FORTH IN THE EMPLOYMENT AGREEMENT. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THE EMPLOYMENT AGREEMENT.

EMPLOYEE                                             EXCITE@HOME


                                                     By: /s/
/s/ Patti Hart                                          --------------------
--------------------------------
Signature
                                                     Title:_________________

Date:___________________________

                                                     Date:_________________

                                   EXHIBIT B
                                   ---------

                              INDEMNITY AGREEMENT

     This Indemnity Agreement (this "Agreement"), dated as of _____________ 2000, is made by and between At Home Corporation, a Delaware corporation (the "Company"), and _________________________, a director and/or officer of the Company (the "Indemnitee").

                                   RECITALS

     A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

     B. Based on their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify officers and directors and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company;

     C. Section 145 of the General Corporation Law of Delaware, under which the Company is organized (the "Law"), empowers the Company to indemnify by agreement its officers, directors, employees and Agents, and persons who serve, at the request of the Company, as directors, officers, employees or Agents of other corporations or enterprises, and expressly provides that the indemnification provided by the Law is not exclusive; and

     D. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Definitions.
          -----------

          1.1   Agent. For the purposes of this Agreement, "Agent" means
                -----
any person who is or was a director or officer of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interest of the Company or a subsidiary of the Company as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or an affiliate of the Company, or was a director or officer of another enterprise or affiliate of the Company at the request of, for the convenience of, or to represent the interests of such predecessor corporation. The term

"enterprise" includes any employee benefit plan of the Company, its subsidiaries, affiliates and predecessor corporations.

          1.2   Charter Documents. For purposes of this Agreement,
                -----------------
"charter documents" means the current certificate of incorporation, bylaws and other similar constituent documents of the Company or a subsidiary of the corporation, as applicable.

          1.3   Expenses. For purposes of this Agreement, "expenses" means
                --------
all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, the Law or otherwise.

          1.4   Proceeding. For the purposes of this Agreement,
                ----------
"proceeding" means any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

          1.5   Subsidiary. For purposes of this Agreement, "subsidiary"
                ----------
means any corporation of which more than 50% of the voting power of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more of its subsidiaries or by one or more of the Company's subsidiaries.

     2.   Agreement to Serve. The Indemnitee agrees to serve and/or continue
          ------------------
to serve as an Agent, at the will of the Company (or under separate agreement, if such agreement exists), in such person's capacity as a member of the board of directors, faithfully and to the best of his ability, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company; provided, however, that the Indemnitee may at any time and for any reason resign
--------  ------
from such position (subject to any contractual obligation that the Indemnitee
                                                                   ----------
may have assumed apart from this Agreement), and the Company or any subsidiary shall have no obligation under this Agreement to continue to indemnify the Indemnitee in any such position.

     3.   Directors' and Officers' Insurance. The Company shall, to the extent
          ----------------------------------
that the Board determines it to be economically reasonable, maintain a policy of directors' and officers' liability insurance ("D&O Insurance"), on such terms and conditions as may be approved by the Board.

     4.   Mandatory Indemnification. Subject to Section 9 below, the Company
          -------------------------
shall indemnify the Indemnitee:

          4.1 Third Party Actions. If the Indemnitee is a person who was
              -------------------
or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an Agent, or by reason of anything done or not done by him in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

          4.2   Derivative Actions. If the Indemnitee is a person who was
                ------------------
or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Agent, or by reason of anything done or not done by him in any such capacity, against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this
                                   ------
subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the Court of Chancery or such other court shall deem proper; and

          4.3   Exception for Amounts Covered by Insurance. Notwithstanding the
                ------------------------------------------
foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to the Indemnitee by D&O Insurance maintained by the Company or a subsidiary of the Company.

     5.   Partial Indemnification and Contribution.
          ----------------------------------------

          5.1   Partial Indemnification. If the Indemnitee is entitled under any
                -----------------------
provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.

          5.2   Contribution. If the Indemnitee is not entitled to the
                ------------
indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Law, then in respect of any threatened, pending or completed proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose, or, if such allocated is determined by a court to be unavailable, in such proportion as is appropriate to reflect other equitable considerations, such as the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such expenses, judgments, fines or settlement amounts. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this
Section 5 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

     6.   Mandatory Advancement of Expenses.
          ---------------------------------

          6.1   Advancement. Subject to Section 9 below, the Company shall
                -----------
advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent or by reason of anything done or not done by him in any such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate of Incorporation or Bylaws of the Company, the Law or otherwise. The advances to be made hereunder shall be paid by the Company to the Indemnitee within 30 days following delivery of a written request therefor by the Indemnitee to the Company.

          6.2   Exception. Notwithstanding the foregoing provisions of
                ---------
this Section 6, the Company shall not be obligated to advance any expenses to the Indemnitee arising from a lawsuit filed directly by the Company against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within 30 days of the Indemnitee's request to be advanced expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith. If such a determination is made, the Indemnitee may have such decision reviewed by another forum, in the manner set forth in Sections 8.3, 8.4 and 8.5 hereof, with all references therein to "indemnification" being deemed to refer to "advancement of expenses," and the burden of proof shall be on the Company to demonstrate clearly and convincingly that, based on the facts known at the time, the Indemnitee acted in bad faith. The Company may not avail itself of this
Section 6.2 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company has undergone a change in control. For this purpose, a change in control shall mean a given person or group of affiliated persons or groups increasing their beneficial ownership interest in the Company by at least 20 percentage points without advance Board approval.

     7.   Notice and Other Indemnification Procedures.
          -------------------------------------------

          7.1 Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof; provided, however, that the failure to so notify promptly shall not affect the Indemnitee's right to indemnification under this agreement except to the extent that the Company is actually prejudiced by such delay.

          7.2 If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7.1 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.

          7.3 In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld or delayed), upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that: (a) the Indemnitee shall have the right to employ his own counsel
--------
in any such proceeding at the Indemnitee's expense; (b) the Indemnitee shall have the right to employ his own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (c) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company. If the Company assumes the defense of such proceeding, the Company may not agree to a settlement that contains non-monetary terms without the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed.

     8.   Determination of Right to Indemnification.
          -----------------------------------------

          8.1 To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4.1 or
4.2 of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding, or such claim, issue or matter, as the case may be.

          8.2 In the event that Section 8.1 is inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify the Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 8.3 below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

          8.3 The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim under Section 8.2 hereof that the Indemnitee is not entitled to indemnification will be heard from among the following, except that the Indemnitee can select a forum consisting of the
           ------
stockholders of the Company only with the approval of the Company:

                (a) A quorum of the Board consisting of directors each of whom is not and was not a party to the proceeding for which indemnification is being sought;

                (b)  The stockholders of the Company;

                (c) Legal counsel mutually agreed upon by the Indemnitee and the Board, which counsel shall make such determination in a written opinion;

                (d) A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; or

                (e) Any court having jurisdiction of subject matter and the parties.

          8.4 As soon as practicable, and in no event later than 30 days after the forum has been selected pursuant to Section 8.3 above, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

          8.5   If the forum selected in accordance with Section 8.3
hereof is not a court, then after the final decision of such forum is rendered, the Company or the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the court in which the proceeding giving rise to the Indemnitee's claim for indemnification is or was pending or any other court of competent jurisdiction, for the purpose of appealing the decision of such forum, provided that such right is executed within 60 days after the final decision of
--------
such forum is rendered. If the forum selected in accordance with Section 8.3 hereof is a court, then the rights of the Company or the Indemnitee to appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.

          8.6 Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such proceeding was frivolous or not made in good faith.

     9.   Exceptions. Any other provision herein to the contrary
          ----------
notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

          9.1   Claims Initiated by Indemnitee. To indemnify or advance
                -------------------------------
expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with
                                                                 ------
respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary or any statute or law or otherwise, and except that such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

          9.2   Unauthorized Settlements. To indemnify the Indemnitee
                ------------------------
hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld or delayed; or

          9.3   Section 16(b) Claims. To indemnify the Indemnitee on
                --------------------
account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

          9.4   Unlawful Indemnification. To indemnify the Indemnitee if a
                ------------------------
final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful. In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.

     10.  Non-Exclusivity. The provisions for indemnification and
          ---------------
advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, charter documents of the Company or a subsidiary of the Company, the vote of the Company's stockholders or disinterested directors, other agreements or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying his position as an Agent, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an Agent and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

     11.  General Provisions.
          ------------------

          11.1  Interpretation of Agreement. It is understood that the
                ---------------------------
parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

          11.2  Severability. If any provision or provisions of this
                ------------
Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11.1 hereof.

          11.3 Modification and Waiver. No supplement, modification or amendment
               -----------------------
of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

          11.4 Subrogation. In the event of full payment under this Agreement,
               -----------
the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

          11.5 Counterparts. This Agreement may be executed in one or more
               ------------
counter-parts, which shall together constitute one agreement.

          11.6 Successors and Assigns. The terms of this Agreement shall bind,
               ----------------------
and shall inure to the benefit of, the successors and assigns of the parties hereto.

          11.7 Notice. All notices, requests, demands and other communications
               ------
under this Agreement shall be in writing and shall be deemed duly given: (a) if delivered by hand and signed for by the party addressee; or (b) if mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

          11.8 Governing Law. This Agreement shall be governed exclusively by
               -------------
and construed according to the laws of the State of Delaware.

          11.9 Consent to Jurisdiction. The Company and the Indemnitee each
               -----------------------
hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

          11.10 Enforcement of this Agreement. In the event Indemnitee is
                -----------------------------
required to bring any action to enforce rights under this Agreement (including, without limitation, the expenses of any Proceeding described in Section 3), the Company agrees to pay the Indemnitee promptly upon demand all reasonable fees and expenses (including fees and expenses of counsel) in bringing and pursuing such action, unless a court of competent jurisdiction finds each of the material claims of the Indemnitee in any such action was frivolous and not made in good faith.

          11.11 Entire Agreement. This Agreement constitutes the entire
                ----------------
understanding and agreement of the parties to this Agreement with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.

AT HOME CORPORATION                      INDEMNITEE:

By: /s/                                   /s/ Patti Hart
   _________________________________    _______________________________________

Name:
      ______________________________

Title:
       _____________________________

Address:                                 Address:
         ___________________________              _____________________________
         ___________________________              _____________________________

                                   EXHIBIT C
                                   ---------

          Employee Invention Assignment and Confidentiality Agreement
          -----------------------------------------------------------

     In consideration of, and as a condition of my employment with At Home Corporation (dba @Home Network) a Delaware corporation (the "Company"), I hereby represent to, and agree with the Company as follows:

     1. Purpose of Agreement. I understand that the Company is engaged in a
        --------------------
continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its Proprietary Information (as defined below), its rights in Inventions (as defined below) and in all related intellectual property rights. Accordingly, I am entering into this Agreement as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company.

     2. Disclosure of Inventions. I will promptly disclose in confidence to the
        ------------------------
Company all inventions, improvements, designs, original works of authorship, formulas, processes, computer software programs, databases, mask works and trade secrets ("Inventions") that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not such Inventions are patentable, copyrightable or protectible as trade secrets.

     3. Work for Hire; Assignment of Inventions. I acknowledge and agree that
        ---------------------------------------
any copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, (b) result from work performed by me for the Company, or (c) relate to the Company's business or current or anticipated research and development, will be the sole and exclusive property of the Company and are hereby irrevocably assigned by me to the Company.

     4. Labor Code 2870 Notice. I have been notified and understand that the
        ----------------------
provisions of paragraphs 3 and 5 of this Agreement do not apply to any Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

     ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUALLY OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER, OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT

     AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE
     SECTION 2870(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.


     5. Assignment of Other Rights. In addition to the foregoing assignment of
        --------------------------
Inventions to the Company, I hereby irrevocably transfer and assign to the
Company: (a) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention; and (b) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Invention, even after termination of my work on behalf of the Company. "Moral Rights" mean any rights to claim authorship of an Invention to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

     6. Assistance. I agree to assist the Company in every proper way to obtain
        ----------
for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company's Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

     7. Proprietary Information. I understand that my employment by the Company
        -----------------------
creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence ("Proprietary Information"). Such Proprietary Information includes but is not limited to Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists.

     8. Confidentiality. At all times, both during my employment and after its
        ---------------
termination, I will keep and hold all such Proprietary Information in strict confidence and trust, and I will not use or disclose any of such Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and I will not take with me any documents or materials or copies thereof containing any Proprietary Information.

     9. No Breach of Prior Agreement. I represent that my performance of all the
        ----------------------------
terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials of a former employer that are not generally available to the public or have not been legally transferred to the Company.

       10. Duty Not to Compete. I understand that my employment with the Company
           -------------------
requires my undivided attention and effort. As a result, during my employment, I will not, without the Company's express written consent, engage in, invest in (other than an investment of less than 1% of the securities of a publicly traded corporation) or assist in any manner any business which directly or indirectly competes with the business or future business plans of the Company.

       11. Notification. I hereby authorize the Company to notify my actual or
           ------------
future employers of the terms of this Agreement and my responsibilities hereunder.

       12. Non-Solicitation. During, and for a period of one (1) year after
           ----------------
termination of, my employment with the Company, I will not directly or indirectly solicit or take away suppliers, customers, employees or consultants of the Company for my own benefit or for the benefit of any other party.

       13. Name & Likeness Rights, Etc. I hereby authorize the Company to use,
           ---------------------------
reuse, and to grant others the right to use and reuse, my name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any media now known or hereafter developed (including but not limited to film, video and digital or other electronic media), both during and after my employment, for whatever purposes the Company deems necessary.

       14. No Duty to Employ; "At Will" Employment. I understand that this
           ---------------------------------------
Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an "at will" employee of the Company. At-will means that my employment relationship can be terminated by either of us for any reason at any time. This Agreement shall be effective as of the first day of my employment by the Company

       15. Injunctive Relief. I understand that in the event of a breach or
           -----------------
threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

       16. Governing Law; Severability. This Agreement will be governed and
           ---------------------------
interpreted in accordance with the internal laws of the State of California, without regard to or application of choice of law rules or principles. In the event that any provision of this Agreement is found by a court, arbitrator or other tribunal to be illegal, invalid or unenforceable, then such provision shall not be voided, but shall be enforced to the maximum extent permissible under applicable law, and the remainder of this Agreement shall remain in full force and effect.

Company:                                  Employee:



By: /s/                                    /s/ Patti Hart
   ___________________________________    ____________________________________
                                          Signature

Name:
     _________________________________    ____________________________________
                                          Name (please print)

Title:
      ________________________________